Bank of Scotland®
                       CORPORATE
   Marine Finance
Second Floor
New Uberior House
OBO Holdings Ltd
Ajeltake  Island                                                                                                                                                                        EDINBURGH
PO Box 1405                                                                                                                                                                 EH3 9BN
Majuro                                                                                                                                                  Telephone:  0131 659 1194
Marshall Islands                                                                                                                                            Fax:             0131 659 1300
MH 96960                                                                                                                                                   E-mail:
douglas.newton1@lloydsbanksing.com
                                                                Our Ref:       DN

                                                                Your Ref:

29 June 2011
Dear Sirs,

US$3.975M Junior Term Loan

I am pleased to confirm Bank of Scotland’s approval to the Company’s recent requests (detailed below) in respect of the captioned Facility subject to the undernoted conditions.

Requests
1)	Extension in Maturity Date to 15th Feb 2012
2)	Removal of the Vessel Employment Covenant
3)	Relation of the Consolidated Cash Minimum Requirement to US#2M until 30th
September 2011 and thereafter US$1M per vessel.

Conditions
1)	Restriction on payment of any dividends or capex (other than in the ordinary course of busyness)
2)	Borrower to provide monthly reporting package consisting of operating cash flow for past month, revised monthly projections for 6 month look ahead, vessel charter performance/employment update, update on refinancing discussions.

Yours faithfully,

/s/______________
For and on behalf of
BANK OF SCOTLAND PLC

Part of Lloyds Banking Group.
Bank of Scotland plc.
Registered in Scotland number SC327000.
Registered Office:  The Mound, Edinburgh EH1 1YZ
Authorised and regulated by the Financial Services Authority.

www.bankofscotland.co.uk/corporate